STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into this 16th day of March 1996, by and among U.S. Pawn Inc., a Colorado corporation ("Purchaser"), Advantage Pawn, a Wyoming corporation (the "Company"), and Robert
D. Phetteplace, James A. Andresen and Timothy J. Olsen. (Robert D. Phetteplace, James A. Andresen and Timothy J. Olsen shall be hereinafter sometimes individually referred to as a "Seller" and shall be hereinafter collectively, jointly and severally referred to as the "Sellers").

                                    RECITALS

     WHEREAS, the Seller owns an aggregate of 3,000 shares of common stock of the Company (the "Shares"), which are all the outstanding shares of the common stock of the Company; and,

     WHEREAS, the Sellers desires to sell, transfer and deliver 2,400 Shares to the Purchaser and the Purchaser desires to purchase such Shares upon the terms and conditions provided by this Agreement.

     THEREFORE, in consideration of the Recitals, which shall constitute a substantive part of this Agreement, the mutual covenants, promises, agreements, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                    ---------

                           SALE AND PURCHASE OF SHARES
                           ---------------------------

     1.1 SALE AND PURCHASE. Subject to the terms and conditions hereof, on the Closing Date as defined below, the Sellers shall each sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase from each of the Sellers (the "Purchase"), 800 shares for a total of 2,400 shares, which the Sellers represent will be owned by Sellers at the time of Closing. The Purchase shall be evidenced by the delivery to the Purchaser of stock certificates representing such Shares owned by the Sellers duly endorsed in blank or accompanied by duly executed stock powers. Further, as part of the purchase and sale, each of the Sellers has agreed to enter into employment agreements with the Company as set forth in Section 2.1 below. Specifically contained in each of the employment agreements referenced in Section 2.1 below is a covenant not to compete which is an integral component of the purchase and sale of Seller's Shares hereunder.

     1.2 CLOSING. The Purchase shall be consummated at a closing to take place at the offices of Purchaser on April 1, 1996 (the "Closing Date"), or such other date as the parties shall agree.


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     1.3 PURCHASE PRICE FOR SELLER'S SHARES. The consideration to be paid by the
Purchaser to the Sellers for the Seller's Shares shall be a total of One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500) payable at the closing as follows: (a) Eighty-Two Thousand Five Hundred dollars ($82,500) in cash delivered by Purchaser by certified or cashier's check, and (b) a number of shares of the Common Stock of the Purchaser (the "Purchaser's Shares") equal to the result obtained by dividing One Hundred Five Thousand Dollars ($105,000) by the average closing price per share of the Common Stock of the Purchaser, as reported by NASDAQ, for the ten (10) trading days immediately preceding the Closing Date. Further, Purchaser agrees that it will guarantee an aggregate of $105,000 of liabilities of the Company consisting of approximately $60,000 of bank notes payable and approximately $45,000 of notes payable to private parties.

     1.4 PURCHASE PRICE FOR COVENANTS NOT TO COMPETE. The consideration to be paid by the Purchaser to the Sellers for such Sellers to enter into covenants not to compete as contained in each Seller's employment agreement referenced in
Section 2.1 below shall be Twenty-Two Thousand Five Hundred Dollars ($22,500) payable Seven Thousand Five Hundred Dollars ($7,500) to each of the Sellers at the Closing by Purchaser by certified or cashier's check.

                                   ARTICLE II
                                   ----------

                               FURTHER AGREEMENTS
                               ------------------

     2.1 EMPLOYMENT AGREEMENT. On the Closing Date, the Company and Robert D. Phetteplace, James A. Andresen and Timothy J. Olsen shall execute employment agreements substantially in the form attached hereto as Exhibits A, B and C, respectively.

     2.2 BUY-SELL AGREEMENT. On the Closing Date, all parties to this Agreement shall execute a Buy-Sell Agreement substantially in the form attached hereto as Exhibit D.

     2.3 AMENDED SHAREHOLDERS' AGREEMENT. On the Closing Date, all parties to this Agreement shall execute an Amended Shareholders' Agreement substantially in the form attached hereto as Exhibit E.

     2.4 BOARD OF DIRECTORS. On and subsequent to the Closing Date and so long as the Sellers own 20% of the outstanding shares of the Company's Common Stock, the Sellers shall be entitled to appoint one (1) member to the Company's Board of Directors.

     2.5 SUBSCRIPTION AGREEMENTS. The Sellers represent that the Purchaser's Shares that they are receiving as part of the purchase price as set forth in
Section 1.3 above, are restricted shares of common stock and not registered in accordance with the Securities Act of 1933, as amended. The Sellers further acknowledge that the Purchaser's Shares represent a speculative investment wherein they could lose the entire value of such investment and further represent and acknowledge those matters as set forth in the Subscription Agreement attached hereto as Exhibit F. On the Closing Date, the Sellers shall execute a Subscription Agreement substantially in the form of attached Exhibit F.

                                        2

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                                   ARTICLE III
                                   -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     3.1 GENERAL STATEMENT. The parties make the representations and warranties to each other which are set forth in this Article III. The survival of all such representations and warranties shall be in accordance with Section 8.1 hereof. All representations and warranties of the parties are made subject to the exceptions which are noted in the respective exhibits delivered by the parties to each other concurrently herewith. Copies of all documents referenced in the exhibits to this Agreement, other than documents filed by the Purchaser with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be attached hereto.

     3.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company and the Sellers, as of the date hereof and at the Closing Date, as follows:

     a. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

     b. Authorization of Transaction. Purchaser has the full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms and conditions.

     c. Brokers' Fees. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent engaged by the Sellers or Company with respect to the transactions contemplated by this Agreement.

     3.3 REPRESENTATIONS AND WARRANTIES OF SELLERS AND COMPANY. Sellers and Company, jointly and severally, represent and warrant to Purchaser as of the date hereof and at the Closing Date, as follows:

     a.   Organization,   Qualification  and  Corporate  Power.   Company  is  a
          corporation duly incorporated, validly existing, and in good standing under the laws of the State of Wyoming. Company is

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           duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Company has the legal right, full corporate power and authority to carry on the business in which it is engaged and to own and use the
           properties  owned  and  used  by  it.  No  actions,   proceedings  or
           transactions have been commenced or undertaken by either the Company or Seller which (i) give or would give rights to any person, other than the Purchaser, in any of the Shares or any of the Company's assets or (ii) interfere with the consummation of the transactions contemplated by this Agreement. The Company has no subsidiaries.

     b. Capitalization. The entire authorized capital stock of the Company consists of 4,000 shares of common stock, of which 3,000 shares are issued and outstanding. All of the issued and outstanding shares of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

     c. Ownership of Sellers Shares. Each Seller is the sole and exclusive record and beneficial owner of 1,000 Shares. The Sellers possess and on the Closing Date shall possess good and merchantable title to the Sellers Shares, and own the Sellers Shares free and clear of any and all security interests, agreements, restrictions, claims, liens, pledges and encumbrances of any nature or kind. The Sellers have the absolute and unconditional right to sell, assign, transfer and deliver the Sellers Shares to the Purchaser in accordance with the terms of this Agreement.

     d. Authority and Binding Effect. The Company has the full corporate power and each of the Sellers has the full power and authority to execute and deliver this Agreement and each agreement referenced herein to which they are a party and to consummate the transactions contemplated by, and comply with their obligations under, such agreements. At their execution, this Agreement and each agreement referenced herein to which Company is a party, and the consummation by Company of its obligations herein and therein, have been duly authorized by all necessary corporate

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

           action of the Company. As of the Closing, this Agreement and each agreement referred to herein to which Company is a party, if required, will have approval by all of the Company's stockholders in accordance with applicable law. This Agreement has been duly executed and delivered by the Sellers and the Company, and the Sellers and the Company will, at the Closing, duly execute and deliver the agreements referenced herein to which they are a party. To the Sellers' and the Company's best knowledge, this Agreement is a valid and binding agreement of the Sellers and the Company. To Sellers' and Company's best knowledge, this Agreement shall be enforceable against the Sellers and the Company in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and (B) general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law. To Sellers and Company's best knowledge, no further action is required to be taken by the Sellers or the Company, nor is it necessary for the Sellers or the Company to obtain any action, approval or consent by or from any third persons, governmental or other, to enable the Sellers or the Company to enter into or perform its obligations under this Agreement and each agreement referenced herein to which they are a party.

     e. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Company is subject or any provision of the charter or bylaws of Company or any shareholders' agreement under which the Company operates in lieu of bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on Company or on the ability of the parties to consummate the transactions contemplated by this Agreement. Company does not

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

           need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice to file, or obtain any authorization, consent, or approval would not have a material adverse effect on the Company or on the ability of the parties to consummate the transactions contemplated by this Agreement.

     f. Financial Statements. The Seller has delivered to Purchaser financial statements of the Company consisting of an unaudited balance sheet and a related statement of income, as of and for the period ended December 31, 1995 (the "Financial Statements"). True, correct and complete copies of the Financial Statements including weekly updates from December 31, 1995 and through March 15, 1996, are attached as Exhibit G hereto. Except as otherwise set forth in the footnotes contained therein, the Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP"). The Financial Statements fairly present the financial condition of the Company and the results of its operations as of the relevant dates thereof and for the respective periods covered thereby. Except as set forth in the Financial Statements, the Company does not have any debts, obligations, liabilities or commitments of any nature, whether due or to become due, absolute, contingent or otherwise, that, in accordance with GAAP, are required to be disclosed in a balance sheet or the footnotes thereto, and are not shown on the December 31, 1995 balance sheet delivered pursuant hereto, other than liabilities incurred after December 31, 1995 in the ordinary course of business and consistent with past practice. Such post- December 31, 1995 liabilities are not material in amount and have not had and are not expected to have, individually or in the aggregate, a material adverse effect on the financial condition or results of operations of the Company or the business. As to each liability, debt, obligation or commitment, fixed or contingent, that is set forth in the Financial Statements, the Seller shall provide the following information, in writing as an attachment to such Exhibit: (i) a summary description of the liability, debt, obligation or commitment, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, if in connection with a claim, suit or proceeding, the name of the claimant and all other parties involved therewith and the identity of the court or agency in which such claim, suit or proceeding is being prosecuted, and (ii) the best estimate of


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          the Seller of the maximum  amount,  if any,  which is likely to become payable with respect to any contingent liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero. Currently and at the time of closing, the Company has and will have a minimum of $10,000 in cash on hand or in a bank account or in a combination thereof. All outstanding notes receivable of the Company are collectible.

     g. Absence of Certain Changes. Except as set forth in Exhibit H hereto, during the period from December 31, 1995 to the date hereof, there has not been with respect to or affecting Company or its business: (i) any amendment, termination or revocation, or any threat known to the Sellers or the Company of any amendment, termination, or revocation, of any material contract or agreement to which Company is, or during the period ended March 16, 1996 was, a party or of any license, permit or franchise required for the continued operation of the business as it was conducted during the period ended March 16, 1996; (ii) except for the transactions contemplated hereby, any sale, transfer, mortgage, pledge or subjection to lien, charge or encumbrance of any kind, of, on or affecting any of the Company's assets, except sales or utilization of the Company's inventory that have been made in the ordinary course of the Company's business and consistent with past practices, and liens for current taxes not yet due and payable; (iii) other than as contemplated in connection with the transactions contemplated hereby, any increase in the compensation paid or payable or in the fringe benefits provided to any employees of the Company,
          (iv) any damage, destruction or loss, whether or not covered by insurance, of any of the Company's assets; (v) the incurrence of any indebtedness, either for borrowed money or in connection with any purchase of assets that is not reflected in the December 31, 1995 balance sheet and individually or in the aggregate involves more than $1,000, except in the ordinary course of business consistent with past practices; (vi) any purchase or lease, or commitment for the purchase or lease, of equipment, machinery, leasehold improvements or other capital items not disclosed in the Financial Statements which involves amounts exceeding $1,000 individually or $2,500 in the aggregate, except in the ordinary course of business consistent with past practices, or which is in excess of or represents a departure from the normal, ordinary and usual requirements of the Company's business;
          (vii) the execution by the Company of any agreement or contract that is, or could reasonably be expected to become, material to the business; or (viii) the occurrence subsequent to December 31, 1995

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           of any other event or  circumstance  which,  to the best knowledge of the Seller or the Company, after due inquiry would materially and adversely affect any of the Company's assets, the business, or the ability of the Seller or the Company to consummate the transactions contemplated hereby.

     h.   Title to and  Adequacy  of  Company  Assets.  Except as  disclosed  on
          Exhibit I hereto, the Company has, and at the Closing will have good, complete and marketable title to all of the Company assets set forth on Exhibit J attached hereto (the "Company Assets"), free and clear of all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other adverse interests. Except as set forth on Exhibit I, all of the Company Assets are in the exclusive possession and control of the Company. The Company Assets constitute substantially all the assets, properties, rights, privileges and interests necessary for Purchaser to own and operate the Company's business substantially in the same manner as it has been conducted by the Company since inception.

     i. Undisclosed Liabilities. To the best of Seller's and Company's knowledge, the Company has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued and unaccrued, whether liquidated or unliquidated, and whether due or to become due), except for (i) liabilities set forth in the face of the balance sheets dated as of December 31, 1995 and outstanding on the Closing Date, and (ii) liabilities which have arisen after December 31, 1995, in the ordinary course of business (none of which results from, arises out of, relates to, is in the nature of, or was caused by breach of contract, breach of warranty, tort, infringement, or violation of law). Company has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, or whether due or to become due) for Taxes (as defined below).

     j. Brokers' Fees. Seller shall be responsible for and pay any fees or commissions to any broker, finder, or agent engaged by Seller or Company with respect to the transactions contemplated by this Agreement.

     k.   Taxes. With respect to Taxes (as defined below):

          (1) Company has filed, within the time and in the manner prescribed by law, all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed under federal, state, local or any foreign laws by Company or such subsidiary, and all such Returns are true, correct and complete in all material respects.


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          (2)  Company has within the time and in the manner  prescribed by law, paid (and until the Closing Date will, within the time and in the manner prescribed by law, pay) all Taxes (as defined below) that are due and payable.

          (3) Company has established (and until the Closing Date will establish) on its respective books and records reserves (to be specifically designated as an increase to current liabilities) that are adequate for the payment of all Taxes yet due and payable.

          (4) There are no liens for Taxes upon the assets of Company except liens for Taxes not yet due.

          (5)  Company  has not filed  (and will not file  prior to the  Closing
               Date) any consent agreement under Section 341(f) of the Code or agree to have Section 341(f)(2) of the Code apply to any disposition of the subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company.

          (6) Except as set forth in attached Exhibit K (which shall set forth the type of return, date filed, and date of expiration of the statute of limitations), (i) no extensions of the statute of limitations for the assessment of federal income taxes have been granted for any federal income tax returns of Company and such returns have been examined by the Internal Revenue Service for all periods through December 31, 1995; (ii) no extensions of the statute of limitations for the assessment of state, local or foreign income taxes have been granted for any applicable Returns of Company and such Returns have been examined by the appropriate tax authorities for all periods through December 31, 1995; and
               (iii) no deficiency for any Taxes has been proposed, asserted or assessed against Company which has not been resolved and paid in full.

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

          (7) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or tax returns ("Return") that have been given by Company.

          (8) Except as set forth in Exhibit L (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed or assessed and the amount thereof, and the taxable year in question), no federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Returns.

          (9)  Company  is  not  a  party  to  any   tax-sharing  or  allocation
               agreement, nor does Company owe any amount under any tax-sharing or allocation agreement.

          (10) No amounts payable under any agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

          (11) Company has complied (and until the Closing Date will comply) in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 or 1442 of the Code or similar provisions under any foreign laws) and have, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities, all amounts required to be so withheld and paid over under all applicable laws.

          (12) Company has never been (or has any liability for unpaid Taxes because it once was) a member of an "affiliated group" within the meaning of Section 1502 of the Code during any part of any consolidated return year within any part of which year any corporation other than Company was also a member of such affiliated group.

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

          (13) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy or property taxes, customs duties, fees, assessments or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority (domestic or foreign) upon or payable by Company or any subsidiary.

     l. Leases. Exhibit M is a list and brief description of each of the facilities or real properties leased by the Company and used in its business (the "Real Property Leases"). The description sets forth, among other things, the address of each facility or real property leased and the name and address of the landlord. Exhibit N also contains a list of all leases under which the Company possesses or uses personal property in connection with the conduct or operation of its business. The personal property leases set forth in Exhibit N are sometimes collectively referred to as the "Personal Property Leases." True, correct and complete copies of the Real Property Leases and
          Personal Property Leases (collectively, the "Leases") have been delivered to Purchaser. All of the facilities covered by the Real Property Leases have been delivered to Purchaser. All of the facilities covered by the Real Property Leases are equipped in substantial conformity with laws and governmental regulations applicable to the Company or the business. The zoning of each parcel of real property permits the presently existing improvements thereon and continuation of the business presently conducted thereon and no changes therein are pending or are threatened. To the best of the Company's and Sellers' knowledge after due inquiry, no condemnation or similar proceedings are pending or, to the best knowledge of the Company and Seller, after due inquiry, threatened against any of the real properties described on Exhibit M. Upon review of the Leases, to the best knowledge of the Company and Sellers, none of the Leases contains any provisions which, after the Closing Date, would (i) hinder or prevent Purchaser from continuing to use any of the properties or assets which are the subject of the Leases in the manner in which they are currently used or (ii) impose any additional costs (other than scheduled rental increases) or burdensome requirements as a condition to their continued use which are not currently in effect. Except for the Leases, none of the Company's Assets are held under, or used by the Company in connection with the Company's business pursuant to, any lease or conditional sales contract.

     m. Contracts, Agreements and Commitments. Exhibit O hereto contains an accurate and complete list of all contracts, agreements, leases, licenses and instruments, not otherwise disclosed in Exhibit M and N to which the Company is a party or is bound and (i) which relate to and materially affect any of the Company's Assets or the Company's business, or (ii) which could hinder consummation of the transactions contemplated by this Agreement or would affect Purchaser's title to or it ability, after the Closing, to conduct the business as it has been conducted by the Company since inception, 199__, or its ability to dispose of any of the Company Assets following the Closing. Exhibits M, N and O include, without limitation, all contracts and agreements and all leases, licenses and instruments, which (i) grant a security interest or permit or provide for the imposition of any lien, mortgage, security interest or other encumbrance on, or provide for the disposition of, any of the Company's Assets; (ii) require the consent of any third party to the consummation by the Company or Sellers of the transactions contemplated by this Agreement, or (iii) would restrict the use or disposition by Purchaser after the Closing of any of the Company's Assets. True, correct and complete copies of all items so listed in Exhibits M, N and O have been furnished to Purchaser. Each of such contracts, agreements, leases, licenses and instruments so listed, or required to be so listed, in Exhibits M, N and O is a valid and binding obligation of the Company or Sellers, as applicable, and to the best knowledge of the Company and Sellers, the other parties thereto, enforceable in accordance with their terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in Exhibits M, N and O hereto, there have not been any defaults by the Company or Sellers or, to the best knowledge of the Company and Sellers after due inquiry, defaults or any claims of default or claims of nonenforceability by the other party or parties which, individually or in the aggregate, would have a material adverse effect on the business or any of the Company's

          Assets, and, to the best of the Company's and Sellers' knowledge after due inquiry, there are no facts or conditions that have occurred or that the Company or Sellers (without independent investigation) anticipate to occur which, through the passage of time or the giving of notice, or both, would constitute a default by the Company or Sellers, or by the other party or parties, under any of such contracts, agreements, leases, licenses and instruments or would cause a creation of a lien, security interest or encumbrance upon any of the Company's Assets or otherwise materially and adversely affect any of the Company's Assets or the business.

     n. Employees and Plans. Company and Sellers have furnished to Purchaser a list of each compensation arrangement for each employee. Company has no employee pension plan, employee profit sharing plan or employee welfare benefit plan subject to the Employee Income Retirement Security Act of 1974 or any other employee pension plan, employee profit sharing plan and employee welfare benefit plan.

     o. Receivables. All notes receivable of Company from and advanced as set forth on Schedule 1 attached hereto and made a part hereof are collectible.

     p. Licenses. Company owns and holds all licenses and permits necessary or required by applicable law in order to conduct its business as now conducted and, if required, the Company and Sellers shall take all actions necessary to transfer such licenses and permits to the Purchaser.

     q. Statutes. All transactions of the Company and Sellers of any nature have been entered into and/or completed in accordance with all applicable statutes, laws, rules, codes, regulations, and ordinances.

     r. Labor Unions. There are no agreements with any labor union, other labor organization or labor representatives applicable to or covering the employees of the Company, nor are any discussions or negotiations in anticipation of any such agreement presently under way or anticipated, nor has there been any request made to enter any such negotiations or to hold any type of election relating to employer/employee relations or bargaining.

     s. Environmental Laws. The premises currently occupied by the Company satisfy all local ordinances and Wyoming statutes and the Company has complied in all material respects with all environmental laws, including hazardous or toxic waste disposal laws and regulations applicable to the Company and its business.

     t. Compliance with Law/Permits. The Company is in compliance with all, and is not in violation of any, law, ordinance, order, decree, rule or regulation of any governmental agency or authority, the violation of or noncompliance with which could have a material adverse effect on the business or the Company's Assets taken as a whole. There are no unresolved (i) proceedings or investigations instituted or, to the best knowledge of the Company or Sellers after due inquiry, threatened, by any such governmental authorities against the Company or, to the best knowledge of the Company or Sellers (without independent investigation), relating to the business, or (ii) citations issued or, to the best knowledge of the Company or Sellers after due inquiry, threatened against the Company or its business, including under any federal or state regulation or otherwise, which could have, individually or in the aggregate, a material adverse effect on the business or the Company's Assets taken as a whole, or interfere with the maintenance, or the transfer or reissuance to
          Purchaser, of the permits, licenses, franchises, certificates, authorizations or any right to operate held by the Company.

     u. Litigation and Proceedings. Except as set forth in Exhibit P hereto, there is no action, suit, proceeding or investigation, or any counter or cross-claim in an action brought by or on behalf of the Company or Sellers, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of the Company or Sellers after due inquiry, threatened, against the Sellers, which (i) could reasonably be expected to affect adversely the Company's or Sellers' ability to perform its obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) involves the reasonable possibility of any judgment or liability, or which may become a claim, against Purchaser, the Company, its business or any of the Company's Assets prior to or subsequent to the Closing Date. The Company is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Company, any of its assets or the business.

                                   ARTICLE IV
                                   ----------

                                    COVENANTS
                                    ---------

     4.1 CONDUCT OF BUSINESS OF COMPANY PENDING THE CLOSING. Sellers and Company agree that from the date hereof and prior to the Closing Date or earlier termination of this Agreement.

          a. Full Access. Sellers and Company shall permit representatives of Purchaser to have full access to all premises, properties, personnel, books, records, contracts and documents pertaining to Company;

          b. Operation of Business. Neither the Company nor the Sellers will engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing neither the Company nor the Sellers:

               (1) will authorize or effect any change in its charter or shareholders' agreement under which the Company operates in lieu of bylaws;

               (2) will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock.

               (3) will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

               (4) will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

               (5)  will impose any security interest upon any of its assets;

               (6) will make any capital investment in, make any loan to, or acquire the securities or assets of any other person outside the ordinary course of business;

               (7) will make any change in employment terms for any of its directors, officers, and employees outside the ordinary course of business; and,

               (8)  will commit to any of the foregoing.

          c. Exclusivity. Neither Sellers nor Company shall solicit, initiate or encourage the submission of any proposal or offer from any person relating to the acquisition of all or substantially all of the capital stock or assets of Company. Sellers and Company shall notify the Purchaser immediately if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     4.2 THIRD PARTY CONSENTS. Each party to this Agreement shall use its best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby or thereby, including, without limitation, any permits, authorizations, consents, waivers and approvals required in connection with the Agreement.

                                    ARTICLE V
                                    ---------

                              CONDITIONS TO CLOSING
                              ---------------------

     5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE PURCHASE. The respective obligations of each party to consummate the purchase and the other transactions contemplated by this Agreement (collectively, the "Transaction") shall be subject to the fulfillment of all of the following conditions precedent at or prior to the Closing Date:

          a. No injunction, order, or decree by any federal, state or foreign court which prevents the consummation of the Transaction shall have been issued;

          b. No statute or regulation shall exist or be enacted which would prevent consummation of the Transaction; and,

          c. All governmental consents and approvals required for Transaction shall have been obtained.

     5.2 CONDITIONS TO OBLIGATIONS OF SELLERS TO EFFECT THE TRANSACTION. The obligation of Sellers to effect the Transaction is subject to fulfillment of all of the following conditions precedent at or prior to the Closing Date.

          a. All representations and warranties in Section 3.2 shall be true and correct in all material respects;

          b. Purchaser shall have performed and complied with all covenants under this Agreement;

          c. The Employment Agreements substantially in the form attached hereto as Exhibits A, B and C, shall be executed by Sellers as applicable, and the Company;

          d. The Buy-Sell Agreement, substantially in the form attached hereto as Exhibit D shall have been executed by all parties to this Agreement;

          e. The Amended Shareholders' Agreement, substantially in the form attached hereto as Exhibit E, shall have been executed by all parties to this Agreement;

          f. The Subscription Agreement, substantially in the form attached hereto as Exhibit F, shall have been executed by the Sellers.

     5.3 CONDITIONS TO OBLIGATIONS OF PURCHASER TO EFFECT THE TRANSACTION. The obligation of Purchaser to effect the Transaction is subject to the fulfillment of all of the following conditions precedent at or prior to the Closing Date:

          a. All representations and warranties made in this Agreement by the Company and Seller are true and correct;

          b. Company and Sellers shall have performed and complied with all covenants under this Agreement;

          c. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or change would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement, (C) affect adversely the right of Purchaser to own the capital stock of the Company or (D) materially and adversely affect the right of the Company to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling or charge shall be in effect);

          d. The Employment Agreements, substantially in the form attached hereto as Exhibit A, B and C, shall be executed by Sellers as applicable, and the Company;

          e. The Buy-Sell Agreement, substantially in the form attached hereto as Exhibit D, shall be executed by all parties to this Agreement;

          f. The Amended Shareholders' Agreement, substantially in the form attached hereto as Exhibit E, shall be executed by all parties to this Agreement;

          g. All consents and approvals necessary for the Transaction shall have been obtained; and

          h.   No  material   adverse  change  has  occurred  in  the  business,
               operations or prospects of the Company.

     5.4 CONTINGENCIES. In addition to the foregoing, this Agreement and Purchaser's obligation to perform hereunder is specifically contingent upon and subject to the Purchaser's satisfaction, in its sole discretion, with its due diligence examination of the following which will be performed and completed by Purchaser or its agents within fifteen (15) business days of the execution of this Agreement:

          a.   An  accounting   and  audit   verification   of  all  assets  and
               liabilities of the Company by agents of Purchaser satisfactory to all parties.

          b. Verification of the corporate status of the Company with the Wyoming Secretary of State.

          c. Review of corporate articles of incorporation, bylaws, minutes of any meetings of shareholders and/or board of directors, and stock certificate records and/or ledgers of the Company which will be provided to Purchaser upon execution of this Agreement.

          d. Review of pawn and other required business licenses of the Company to conduct business in the state and local governmental jurisdictions.

          e. Any other business review procedures and/or documents required to close the Transaction as may be required or recommended by legal, accounting and/or tax advisors for any party.

     If the Purchaser is not satisfied, in Purchaser's sole opinion, with its review of any of the above, the Purchaser may terminate this Agreement in writing on or before twenty (20) business days from the execution of this Agreement in which event this Agreement and all obligations of the Purchaser hereunder shall terminate.

                                   ARTICLE VI
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

     6.1 GENERAL INDEMNIFICATION COVENANTS. Subject to the provisions of Sections 6.3 and 6.4, Sellers, jointly and severally, shall unconditionally indemnify, save and keep Purchaser and its affiliates, successors and permitted assigns (including Company) (the "Purchaser Indemnitees"), harmless against and from all liability, demands, claims, actions or cause of action, assessments, losses, fines, penalties, costs, damages and expenses, including reasonable attorneys' fees, disbursements and expenses (collectively, "Damages"), sustained or incurred by any of the Purchaser Indemnitees as a result of, arising out of, or by virtue of any misrepresentation, breach of any warranty or representation, or non-fulfillment of any agreement or covenant on the part of Company or Sellers, whether contained in this Agreement or any exhibit or schedule hereto or in any closing document delivered by Company or Sellers or Purchaser in connection herewith to the extent such Damages (excluding obligations of Sellers under Section 6.2 and Section 6.8) exceed One Thousand dollars ($1,000) in the aggregate.

     6.2 TAX INDEMNITY.

          a. Sellers, jointly and severally, hereby unconditionally agrees to pay, indemnify, defend and hold Purchaser and Company harmless from and against any and all Taxes of Company and its subsidiaries with respect to any period (or any portion thereof) up to and including the Closing Date, except for Taxes of Company which are reflected on the federal income tax return of the Company as originally filed with the Internal Revenue Service for the period ended on or about the Closing Date, together with all reasonable legal fees, disbursements, and expenses incurred by Purchaser and Company in connection therewith.

          b. Purchaser shall prepare and file any Return of Company which is required to be filed after the Closing Date and which relates to any period (or portion thereof) up to and including the Closing Date. Promptly after notice from Purchaser to Sellers at any time prior to the date any payment for Taxes attributable to any such Return is due or payment for Taxes with respect to any Return must be made, an amount equal to the excess, if any, of (i) the aggregate amount of Taxes that are due with respect to any taxable period or periods ending on or before the Closing Date, and Taxes that would have been due with respect to a taxable period beginning before and ending after the Closing Date if such period had ended on the Closing Date over (ii) the amount of such Taxes of Company which are reflected on the federal income tax return of the Company as originally filed with the Internal Revenue Service for the period ended on or about the Closing Date shall be paid by Seller to Purchaser by wire transfer of immediately available funds within three business days.

          c. The indemnity provided for in this Section 6.2 shall be independent of any other indemnity provision hereof and, anything in this Agreement to the contrary, notwithstanding, shall survive until the expiration of the applicable statutes of limitation for the Taxes referred to herein, and any Taxes subject to the indemnification for Taxes set forth in this Section 6.2 shall not be subject to the provisions of Section 6.1 or 6.4 hereof.

     6.3 CONDITIONS OF INDEMNIFICATION PURSUANT TO SECTION 6.1.

          a. Promptly following the receipt by a Purchaser Indemnitee of notice of a demand, claim, action, assessment or proceeding made or brought by a third party, including a governmental agency (a "Third Party Claim"), the Purchaser Indemnitee receiving the notice of the Third Party Claim (i) shall notify Sellers of its existence, setting forth the facts and circumstances of which such Purchaser Indemnitee has received notice, and (ii) if the Purchaser Indemnitee giving such notice is a person entitled to indemnification under this Article VI (an "Indemnified Party"), specifying the basis hereunder upon which the Indemnified Party's claim for indemnification is asserted.

          b. The Indemnified Party shall, upon reasonable notice by Sellers, tender the defense of a Third Party Claim to Sellers. If Sellers accepts responsibility for the defense of a Third Party Claim, then Sellers shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the exclusive right, in his discretion exercised in good faith and upon the advice of counsel, to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as he deems fair and reasonable, provided that at least ten
               (10) days prior to any such settlement, he shall give written notice of his intention to settle to the Indemnified Party. The Indemnified Party shall have the right to be represented by counsel at its own expense in any defense conducted by Sellers.

          c. Notwithstanding the foregoing, in connection with any settlement by Sellers, no Indemnified Party shall be required to (i) enter into any settlement (A) that does not include the delivery by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim or litigation, (B) if the Indemnified Party shall, in writing to Sellers within the ten
               (10) day period prior to such proposed settlement, disapprove of such settlement proposal and desire to have Sellers tender the defense of such matter back to the Indemnified Party, or (C) that requires an Indemnified Party to take any affirmative actions as a condition of such settlement, or (ii) consent to the entry of any judgment that does not include a full dismissal of the litigation or proceeding against the Indemnified Party with prejudice; provided, however, that should the Indemnified Party disapprove of a settlement proposal pursuant to Clause (B) above, the Indemnified Party shall thereafter have all the responsibility for defending, contesting and settling such Third Party Claim but shall not be entitled to indemnification by Sellers to the extent that, upon final resolution of such Third Party Claim, Sellers' liability to the Indemnified Party but for this provision exceeds what Sellers' liability to the Indemnified Party would have been if Sellers were permitted to settle such Third Party Claim in the absence of the Indemnified Party exercising its right under Clause (B) above.

          d. If, in accordance with the foregoing provisions of this Section 6.4, an Indemnified Party shall be entitled to indemnification against a Third Party Claim, and if Sellers shall fail to accept the defense of a Third Party Claim which has been tendered in accordance with this Section 6.4, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least ten (10) days prior to any such settlement, written notice of its intention to settle is given to Sellers. If, pursuant to this Section 6.4, the Indemnified Party so defends or settles a Third Party Claim for which it is entitled to indemnification hereunder, as hereinabove provided, the Indemnified Party shall be reimbursed by Sellers for the reasonable attorneys' fees and other expenses of defending the Third Party Claim which are incurred from time to time, forthwith following the presentation to Sellers of itemized bills for said attorneys' fees and other expenses. No failure by Sellers to acknowledge in writing his indemnification obligations under this
               Article VI shall relieve him of such obligations to the extent they exist.

     6.4 CERTAIN TAX AND OTHER MATTERS.

          a. If, in connection with the audit of any Return, a proposed adjustment is asserted in writing with respect to any Taxes of Company for which Sellers are required to indemnify Purchaser pursuant to Section 6.2(a) hereof, Purchaser shall notify Sellers of such proposed adjustment within twenty (20) days after the receipt thereof. Upon notice to Purchaser or Company within twenty (20) days after receipt of the notice of such proposed adjustment from Purchaser or Company, Sellers may assume (at Sellers' own cost and expense) control of and contest such proposed adjustment.

          b. Alternatively, if Sellers request within twenty (20) days after receipt of notice of such proposed adjustment from Purchaser or Company, as the case may be, shall contest such proposed adjustment, Sellers shall be obligated to pay all reasonable out-of- pocket costs and expenses (including legal fees and expenses) which Purchaser or Company may incur in so contesting such proposed adjustment as such costs and expenses are incurred, and Purchaser shall have the full right to contest such proposed adjustment and shall be entitled to settle or agree to pay in full such proposed adjustment (in its sole discretion) and thereafter pursue its rights under this Agreement. Sellers shall pay to Purchaser all indemnity amounts in respect of any such proposed adjustment within thirty (30) days after written demand to Sellers therefor, or, if Sellers have assumed control of the contest of such proposed adjustment as provided above (or has requested Purchaser or Company to contest such proposed adjustment within the time provided above), within thirty (30) days after such proposed adjustment is settled or a Final Determination has been made with respect to such proposed adjustment.

          c. For purposes of this Section 6.5, a "Final Determination" shall mean (i) the entry of a decision of a court of competent jurisdiction at such time as an appeal may no longer be taken from such decision or (ii) the execution of a closing agreement or its equivalent between the particular taxpayer and the Internal Revenue Service, as provided in Section 7121 and Section 7122, respectively, of the Code, or a corresponding agreement between the particular taxpayer and the particular state or local


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

               taxing authority. The obligation of Sellers to make any indemnity payment pursuant to Section 6.2(a) shall be premised on the receipt by Sellers from Purchaser or Company of a written notice setting forth the relevant portion of any Final Determination, and in cases where the amount of the indemnity payment exceeds twenty-five thousand dollars ($25,000), a certified statement by a nationally recognized accounting firm setting forth the amount of the indemnity payment (and in all other cases, a similar statement certified by the chief financial officer of Purchaser) and describing in reasonable detail the calculation thereof.

     6.5 CERTAIN INFORMATION. Purchaser, Sellers and Company agree to furnish or cause to be furnished to each other (at reasonable times and at no charge) upon request as promptly as practicable, such information (including access to books and records) pertinent to Company and assistance relating to Company as is reasonably necessary for the preparation, review and audit of financial statements, the preparation, review, audit and filing of any Tax Return, the preparation for any audit or the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment or which may result in Sellers being liable under the indemnification provisions of this Article VI provided, that access shall be limited to items pertaining solely to Company or its subsidiaries. Sellers shall grant to Purchaser access to all Tax Returns filed with respect to Company.

     6.6 RELEASE BY SELLERS. Sellers hereby release and discharge Purchaser and Company and each of its officers and directors from, and agrees and covenants that in no event will Sellers commence any litigation or other legal or administrative proceeding against, Purchaser, Company, or any of their officers or directors, whether in law or equity, relating to any and all claims and demands, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual or consequential, past, present and future, arising out of or in any way connected with his ownership or alleged ownership of common stock of Company prior to the Closing Date, other than claims or demands arising out of the transactions contemplated by this Agreement.

     6.7 INDEMNITY OF PURCHASER. Purchaser agrees to indemnify and hold Seller harmless from all liability, demands, claims, causes of action, damages and expenses sustained or incurred by Seller as a result of (a) the breach by Purchaser of any warranty in Section 3.2, (b) obligations under leases of Company with respect to which Company is not in default on the Closing Date and have been furnished to Purchaser prior to the Closing Date.

                                   ARTICLE VII
                                   -----------

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

          a.   By mutual consent of Purchaser and Sellers; or,

          b. By either Purchaser or Sellers if (i) the Purchase shall not have been consummated on or before April 1, 1996 (the "Termination Date"), (ii) any governmental or regulatory body, the consent of which is a condition to the obligations of Purchaser and Company to consummate the transactions contemplated hereby, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful, or (iii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the consummation of the Transaction and such order, judgment or decree shall have become final and nonappealable.

     7.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Purchaser or Sellers, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of either Purchaser or Company or their respective officers and directors. Nothing in this
Section 7.2 shall relieve any party from liability for any breach of this Agreement.

     7.3 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                                  ARTICLE VIII
                                  ------------

                                  MISCELLANEOUS
                                  -------------

     8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements made by any party in this Agreement or pursuant hereto shall survive the closing of the Purchase until March 31, 1999, except for the representations, warranties, covenants and agreements contained in Sections 3.3(k), 3.3(n), and 6.2(a) of this Agreement which shall survive the Purchase until the expiration of the applicable statutes of limitations with respect to such matters. All claims made by Purchaser by virtue of any such representations, warranties, covenants and agreements shall be made under, and subject to the limitations set forth in, Article VI hereof.

     8.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its reasonable best efforts to advise the other party prior to making the disclosure).

     8.3 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Company:    Advantage Pawn
                               102 West 17th Street
                               Cheyenne, WY 82001

         Copy To:              U.S. Pawn, Inc.
                               7215 Lowell Boulevard
                               Westminster, CO 80030

                               James A. Andresen
                               5053 Greybull Avenue
                               Cheyenne, WY 82009

         If to the Purchaser:  U.S. Pawn, Inc.
                               7215 Lowell Boulevard
                               Westminster, CO 80030

         Copy To:              Larry M. Snyder, Esq.
                               3300 E. First Avenue, #690
                               Denver, CO 80206

         If to the Sellers:    James A. Andresen
                               5053 Greybull Avenue
                               Cheyenne, WY 82009

                               Robert D. Phetteplace
                               222 E. 6th Avenue
                               Cheyenne, WY 82001

                               Timothy J. Olsen
                               1617 Freemont
                               Cheyenne, WY 82001

         Copy to:              Kelly S. Davis, Esq.
                               Majestic Building, Suite 400
                               1603 Capital Avenue
                               Cheyenne, WY 82001

Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     8.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     8.5 NON-WAIVER. The failure of any party to insist upon performance of any terms, covenants or conditions shall not be construed as a subsequent waiver of any such terms, covenants, or conditions.

     8.6   COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original.

     8.7 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     8.8 GOVERNING LAW. This Agreement shall be governed by and construed exclusively in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     8.9 ARBITRATION. Any controversy or claim arising out of this Agreement shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association and the prevailing party, in addition to the award provided by such arbitration, shall be entitled to attorney's fees and costs associated with such arbitration.

     8.10 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

     8.11 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.12 EXPENSES. Each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement on the date first above written.


                                         PURCHASER:  U.S. PAWN, INC.


                                         By:  /S/  MELVIN WEDGLE
                                            -----------------------------------
                                                       MELVIN WEDGLE
                                                    Chief Executive Officer

                                         COMPANY:  ADVANTAGE PAWN


                                         By:  /S/  ROBERT D. PHETTEPLACE
                                            ------------------------------------
                                            Robert D. Phetteplace, President


                                         SELLERS:

                                         /S/  JAMES A. ANDRESEN
                                         ---------------------------------------
                                         James A. Andresen

                                         /S/  ROBERT D. PHETTEPLACE
                                         ---------------------------------------
                                         Robert D. Phetteplace

                                         /S/  TIMOTHY J. OLSEN
                                         ---------------------------------------
                                         Timothy J. Olsen